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                                                                     EXHIBIT 5.1

                          SIMPSON THACHER& BARTLETT LLP
                              425 LEXINGTON AVENUE
                               NEW YORK, NY 10017

                                 March 10, 2004

VIA EDGAR

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, GA  30303

Ladies and Gentlemen:

         We have acted as counsel to Georgia-Pacific Corporation, a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $500,000,000 aggregate principal amount of 8% Senior Notes due 2024 (the "Exchange Securities"). The Exchange Securities will be issued under an indenture dated as of December 11, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Exchange Securities will be offered by the Company in exchange for $500,000,000 aggregate principal amount of its outstanding 8% Senior Notes due 2024 (the "Securities").

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to

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questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         We have assumed further that (1) the Company has duly authorized, executed and delivered the Indenture and (2) execution, delivery and performance by the Company of the Indenture and the Exchange Securities do not and will not violate any applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal

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law of the United States (in each case including the statutory provisions and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett LLP

                                              SIMPSON THACHER & BARTLETT LLP